UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC. (Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)
52-1568099 (I.R.S. Employer Identification No.)
388 Greenwich Street New York, New York (Address of principal executive offices) 10013 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Medium-Term Senior Notes, Series G, Callable Fixed Rate Notes Due January 13, 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒:
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-214120

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Medium-Term Senior Notes, Series G, Callable Fixed Rate Notes Due January 13, 2027 (the “Notes”) of Citigroup Inc., to be registered hereunder, is contained in (i) the Pricing Supplement relating to the Notes, dated January 6, 2017, to the Registrant’s Prospectus, dated December 29, 2016 (the “Prospectus”), included in the Registrant’s registration statement on Form S-3 (File No. 333-214120), as amended, (ii) the section captioned “Description of the Notes” in the Registrant’s Prospectus Supplement, dated December 29, 2016, to the Prospectus and (iii) the section captioned “Description of Debt Securities” in the Prospectus, and such Pricing Supplement, Prospectus Supplement and Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

3.1	Restated Certificate of Incorporation of Citigroup Inc., as amended to date, incorporated herein by reference to Exhibit 3.01 to Citigroup Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (File No. 001-09924).

3.2	By-Laws of Citigroup Inc., as amended to date, incorporated herein by reference to Exhibit 3.1 to Citigroup Inc.’s Current Report on Form 8-K filed October 27, 2015 (File No. 001-09924).

4.1	Senior Debt Indenture, dated November 13, 2013, between Citigroup Inc. and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.1 to Citigroup Inc.’s Current Report on Form 8-K filed November 13, 2013 (File No. 001-09924).

4.2	First Supplemental Indenture dated as of February 1, 2016 between Citigroup Inc. and The Bank of New York Mellon, as trustee, to Indenture dated as of November 13, 2013, incorporated herein by reference to Exhibit 4.01 to Citigroup Inc.’s Current Report on Form 8-K filed February 1, 2016 (File No. 001-09924)

4.3	Second Supplemental Indenture dated as of December 29, 2016 between Citigroup Inc. and The Bank of New York Mellon, as trustee, to Indenture dated as of November 13, 2013, incorporated herein by reference to Exhibit 4.01 to Citigroup Inc.’s Current Report on Form 8-K filed December 29, 2016 (File No. 001-09924)

4.4	Form of Citigroup Inc. Medium-Term Senior Notes, Series G, incorporated herein by reference to Exhibit 4.30 to the Registrant’s Registration Statement (File No. 333-192302).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 9, 2017

CITIGROUP INC.
By:	/s/ James P. McFadden
Name: James P. McFadden
Title: Authorized Signatory